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                                                                   Exhibit 10.19

                                PROMISSORY NOTE

                                  (Term Note)


                                                             July 20, 1999


$10,000,000

FOR VALUE RECEIVED, LDI Acquisition Sub Inc., a Delaware corporation (the "Company"), promises to pay to the order of Frederick A. DeLuca (herein the "Lender"), at 512 NE 23rd Avenue, Ft. Lauderdale, Florida 33301, in lawful money of the United States of America and in immediately available funds, the principal amount of Ten Million and 00/100 Dollars ($10,000,000), on July 20, 2000 subject to extension pursuant to the terms of the Loan Agreement (the "Maturity Date").

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder on the Maturity Date at a rate of twelve and one-quarter percent (12 1/4%) per annum. Such interest shall be payable monthly in accordance with Section 4(b) of the Loan Agreement (as hereinafter defined). Default Interest at the annual rate of 24 1/2% shall be payable on any overdue payments of principal and/or interest in accordance with
Section 4(c) of the Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Term Loan Agreement dated as of the date hereof (the "Loan Agreement"), among the Company, the Lender, Long Distance International Inc., the other lenders party thereto (the "Lenders") and Frederick A. DeLuca, as Collateral Agent for the Lenders.

If any payment on this Note becomes due and payable on a day other than a Business Day, maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Term Note referred to in the Loan Agreement, evidences the Term Loan thereunder, and is subject to, and entitled to, all the provisions and benefits thereof (including, without limitation, the security of the Pledged Collateral) and is subject to the prepayment provisions provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement or upon termination of the Loan Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Loan Agreement. The Company shall be responsible for all costs of enforcement of this Note in accordance with Section 13(e) of the Loan Agreement.

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                  IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its proper and duly authorized officer on the date set forth above.


                                          LDI ACQUISITION SUB INC.



                                          By:  /s/ David R. Hess
                                              ---------------------------------
                                              David R. Hess
                                              Chief Executive Officer




















                       SIGNATURE PAGE TO PROMISSORY NOTE